UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2014

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2014, the Board of Directors (the “Board”) of CSG Systems International, Inc. (the “Company”) approved an amendment to Section 2.8 of the Company’s Revised Bylaws (the “Bylaw Amendment”).  The Bylaw Amendment was effective immediately upon adoption by the Board.

The Bylaw Amendment provides for a majority voting standard in the election of directors.  Under the Bylaw Amendment, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election.  Abstentions and broker non-votes will not count as votes cast for purposes of this provision.  If any incumbent director does not receive a majority of votes cast in favor of his or her re-election to the Board, that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board.  In the case of a contested election, directors will continue to be elected by a plurality vote.

A copy of the Amended and Restated Bylaws reflecting the Bylaw Amendment is attached hereto as Exhibit 3.02 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
3.02	Amended and Restated Bylaws of CSG Systems International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2014
CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Accounting Officer